Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

YHSSE, LLC

a Delaware limited liability company

This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of YHSSE, LLC (the “Company”) is entered into, as of July 29, 2014 by and among Starstream Entertainment, LLC (“SSE”).

RECITALS

WHEREAS, the parties to this Agreement shall be the sole Members of the Company;

THEREFORE, in consideration of the recitals and the mutual rights and obligations contained herein, the Members hereby agree to the Company’s Operating Agreement as follows:

ARTICLE 1

ORGANIZATION

1.1	Name. The name of the Company is YHSSE, LLC.

1.2	Formation. The Company has been organized as a Delaware Limited Liability Company by the filing of Articles under the Act and the issuance of a certificate of organization by the Secretary of State of Delaware.

1.3	Purposes. The Company is formed to engage in any lawful activity for which limited liability companies may be formed under the Act including, without limitation, to produce, promote, support and/or develop motion pictures and engaging in any and all activities necessary or incidental to the foregoing.

1.4	Registered Office. The Company shall maintain a registered office at 100 Skypark Drive, Monterey, CA 93840.

1.5	Other Offices. The Company may have, in addition to its registered office, offices and places of business at such places, both within and outside the State of Delaware, as the Manager may from time to time determine or the business of the Company may require.

1.6	Registered Agent. The name and address of the registered agent of the Company for service of process on the Company shall be Delaware Corporate Services, Inc.,901 Market Street, Suite 705, Wilmington, Delaware 19801.

1.7	Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth herein.

1.8	Term. The Company commenced on the date set forth in the certificate of organization issued for the Company by the Secretary of State of Delaware, and shall continue in existence for the period fixed in its Articles for the duration of the Company, or such earlier times as this Agreement may specify.

1.9	No State Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) and that no Member shall be a partner of any other Member for any purposes other than federal and state tax purposes, and the provisions of this Agreement may not be construed to suggest otherwise.

1.10	Liability to Third Parties. The Members or its designated Manager shall not be liable for the debts, liabilities, contracts or other obligations of the Company, including under a judgment or order of a court.

ARTICLE 2

CONTRIBUTIONS TO CAPITAL

2.1	Member Contribution. The Member contributions to capital shall be in the form and amounts as set forth in Schedule A. The equity ownership of the Company shall be in an amount that is in direct proportion to each Member’s equity contribution.

2.2	No Right to Return. The Member has no right to require the return of all or any part of their capital contribution from the Company prior to its termination, other than that which is granted and received under the Collection Account Management Agreement in connection with the Picture.

2.3	No Interest. No interest shall be payable on any capital contribution made to the Company or on any capital account.

2.4	Increases or Decreases in Capital. It is recognized and anticipated that the Company may require additional capital from time to time, and it is hereby agreed that the Manager shall determine the amount by which the capital of the Company shall be increased or decreased from time to time. Any additional capital contributions shall require a majority vote of Members.

2.5	Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member and the Member’s capital account, if any.

2.6	Transfer. If the Member’s interest is transferred during a fiscal year of the Company, the taxable year of the Company shall not close, instead, all profits and losses shall be prorated for the entire taxable year. Gains or losses from capital transactions shall be allocated to the Member of record on the date of such transaction.

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2.7	Distributions. The Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

2.8	Limited Liability. Except as otherwise provided by the Act and by equitable principles, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company, and neither any Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company, respectively.

ARTICLE 3

MANAGEMENT

3.1	Powers of Manager. The Manager will have the power on behalf of, and in the name of, the Company to carry out any and all of the purposes described herein and to perform all acts which it may, in its sole discretion, deem necessary, appropriate, advisable, convenient or incidental in furtherance of such purposes. The Manager of the Company shall be SSE.

3.3	Reimbursement of Manager’s Expenses. The Manager shall be reimbursed by the Company for all reasonable out-of-pocket expenses properly incurred by them in connection with the discharge of their obligations under this Agreement in their capacity as a Manager, or otherwise properly incurred on behalf of the Company.

ARTICLE 4

LIABILITY AND INDEMNIFICATION OF MANAGER

The Manager shall not be liable, responsible, or accountable in damages or otherwise to the Company or to the Member for any action taken or failure to act on behalf of the Company, unless (i) such action or omission was performed or omitted in bad faith or constituted gross negligence, willful misconduct, breach of fiduciary duty; (ii) such action resulted in receipt by the Manager of a financial benefit to which it/he/she was not entitled; or (iii) such action constitutes a violation of criminal law. The Company shall indemnify and hold harmless the Manager, and their agents, from and against any and all liabilities, losses, expenses, damages or injuries suffered or sustained by reason of any acts, omissions or alleged acts or omissions in their capacity as Manager hereunder arising out of his activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, penalties, fines, reasonable attorneys’ fees and other costs and expenses (which may be advanced by the Company) incurred in connection with the defense of any actual or threatened action, proceeding or claim, provided that such Manager acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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ARTICLE 5

VOTING RIGHTS OF MEMBERS

Each Member shall be entitled to cast one vote for each percentage of ownership interest in the company on all matters properly brought before the Members, and all decisions of the Members shall be made by a majority of the votes cast in the manner set forth immediately above, except as otherwise provided for in this Article 5 or in the Articles of Organization of the Company or in the Members Financing Funding Memorandum and Security Agreement. Furthermore, a majority of votes cast by the Members in the manner set forth in the preceding sentence shall be required to approve the following matters:

A. Dissolution and winding up the affairs of the Company.

B. Merger or consolidation of the Company.

C. Additional Members and/or additional Capital Contributions including any additional loans.

D. Addition of any Officer and/or replacement of any Officer.

Any amendment to this Agreement shall require a unanimous vote of the Members.

No contract or transaction between the Company and one or more of its Members, or a person in which such Member has a financial interest, shall be void or voidable solely because the interested Member was present at or participated in the meeting which authorized the contract or transaction, or solely because his or their votes were counted for such purpose, if the material facts as to his interest and to the contract or transaction were disclosed or known to the Members, and the contract or transaction was approved by a majority vote without counting the vote of the interested Member, or if the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the Members. Interested Members may be counted in determining the presence of a quorum at a meeting that authorized the contract or transaction.

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ARTICLE 6

WITHDRAWAL

6.1 Bankruptcy or insolvency of any Member, the application for or appointment of a receiver of any Members, the general assignment of any Members for the benefit of creditors, the attempt by any Member to take advantage of any other bankruptcy or insolvency laws, or the seizure of any Member’s interest in the Company under a writ of execution, if the seizure is not released within thirty (30) days, shall cause said Member to be considered as having withdrawn, effective immediately, from this Company; however, the Company shall not hereby be terminated or dissolved, but such happening shall automatically provide each of the other Members (the "Non-withdrawing Members") with an option to purchase a pro rata share of the interest in the Company belonging to said Member involved in such proceedings (the "Withdrawing Member"), at the Fair Market Value as determined hereinafter. Each of such options may be exercised in accordance with the procedures established below:

A. Within sixty (60) days following the date of any such event, one or more of the Non-withdrawing Members (the "Notice Member") may give written notice to the other Non-withdrawing Members of his desire to consider exercise of such option or options. Thereupon the Notice Member shall give written notice to the Withdrawing Member and all legally interested third parties, of the necessity for a determination of Fair Market Value pursuant to this Article.

B. Upon receipt by the Notice Member of the written determination of Fair Market Value, he shall send a copy to each of the Non- withdrawing Members, and shall advise them of the ratable amounts in the offered interest of the Withdrawing Member to which they would be entitled if their options were exercised.

C. Each of the Non-withdrawing Members may exercise the option only by giving written notice to the Notice Member within fifteen (15) days thereafter, and each Member who exercises his option to purchase shall set forth in his notice of acceptance the amount of the interest of the Withdrawing Member to be purchased by him, which amount may not be in excess of the amount specified by the Notice Member as available.

D. If the total amount included in the options exercised shall be less than the interest to be sold, the Notice Member shall notify the Non- withdrawing Members immediately of the difference, and they shall have fifteen (15) days in which to make voluntary arrangements among themselves to purchase the difference and to notify the Notice Member in writing of such arrangement.

E. The Notice Member shall promptly notify the Withdrawing Member and all interested third parties of the options exercised, and the closing for the options exercised shall be held within thirty (30) days following the effective date of exercise.

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F. It shall not be necessary that the total of the options exercised include the entire interest of the Withdrawing Member.

G. For all purposes of this Agreement, FAIR MARKET VALUE shall be determined by valuing the immovable and other property of the Company in the following manner: The Fair Market Value of all property of the Company other than immovable property shall be determined by the accountants of the Company by using the value thereof as shown on the books and records of the Company using generally accepted accounting practices. The immovable property of the Company shall be valued as provided for hereinafter. The Notice Member contemporaneously with notice, offer or option, shall name an MAI appraiser, and upon written notice of such appointment to the remaining Members, said appraiser shall be the sole determiner of the Fair Market Value of the immovable property in question unless within ten (10) days following such notice of appointment of appraiser, any or all of the other Members give written notice naming their selection of another MAI appraiser to represent them, in which case the two appraisers shall proceed forthwith to determine Fair Market Value of such immovable property. If, within thirty (30) days following appointment of the second appraiser, the two appraisers are not able to agree, they shall appoint a third appraiser of their choosing and the third appraiser shall within twenty (20) days make a determination of the Fair Market Value of such immovable property and the determination by the third appraiser shall be conclusive and binding on all Members. A report of the appraiser shall be sent to the Notice Member. There shall be subtracted from the Fair Market Value of the immovable and movable property of the Company all encumbrances affecting same, and the remaining value is the Fair Market Value of the total interest of all Members in the Company. The Fair Market Value of the interest in the Company of the Member in question shall be his proportional part of the Fair Market Value of the interests in the Company of all the Members therein.

6.2 No Member shall sell all or any portion of his interest in the Company to any third party unless he first offers to sell such interest to all other Members (the "Non-selling Members") in accordance with the procedures contained herein below:

A. The selling Member ("Seller") shall deposit with the Non-selling Members his written offer to sell to the Non-selling Members setting forth the price and all other terms and conditions of the offer. Each of the Non-selling Members shall have an option to purchase a pro rata share of the interest of the Seller, such pro rata share to be based upon the percentages of ownership of the Non-selling Members ("Ratable Amount").

B. Each option may be exercised only by giving written notice to the Seller within thirty (30) days after the date of the mailing or delivery of a copy of the signed written offer to each Non-selling Member as set forth above. Each Non-selling Member who exercises his option to purchase shall set forth in his notice of acceptance the amount of the interest of the Seller to be purchased by him which amount may not be in excess of his Ratable Amount.

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C. If the total amount included in the options accepted shall be less than the entire interest offered by the Seller, the Seller shall notify the Non-selling Members immediately of the difference. Thereafter the Non-selling Members shall have fifteen (15) days in which to make voluntary arrangements among themselves to purchase such difference, and to notify the Seller in writing of such arrangements.

D. Thereafter the Non-selling Members shall promptly notify the Seller whether his offer has been accepted or rejected.

E. Failure of the Non-selling Members to exercise options sufficient to purchase the entire interest offered by the Seller shall constitute a rejection of all options and of the offer by the Seller, and such interest may then be sold to any third party at the same price and upon the same terms and conditions as were provided in the offer from the Seller to the Non-selling Members. Such sale to a third party must be closed within ninety (90) days after the date of the notice of rejection given by the Notice Member, and if not so closed within said time, no transfer shall be made by the Seller, without the Seller repeating anew the procedure set forth above.

F. If the Non-selling Members exercise the options provided in this Article so as to acquire the entire interest offered, the closing shall be held within thirty (30) days after the date on which the notice of acceptance of the offer is given by the Non-selling Members.

6.3 Notwithstanding anything to the contrary set forth elsewhere in this Agreement, each Member shall be free to sell, donate or transfer in any manner whatsoever, all or a portion of his undivided interest in the Company without the necessity of offering such interest to all or any of the other Members in the following cases:

A. Where the transfer by the Member is to any one or more of the following relatives of the Member or a trust established for such relative; namely, a spouse, a direct ascendant or descendant, or the spouse of a direct descendant; and

B. Where, as a result of the death of a Member, his interest is transferred to his succession, his heirs or legatees.

6.4 Unless expressly provided to the contrary, any person acquiring an interest in the Company by any method whatsoever, irrespective of whether such person is a third party, or a Member to this Agreement, or a beneficiary of a trust which is a Member, or a relative of a Member as defined in Paragraph 6.3 of this Article or an heir, legatee or a succession representative of a deceased Member, shall, by the acquisition of such interest, be subject to all terms and conditions of this Agreement as completely as though the acquirer had been an original Member hereto. Nevertheless, each of such persons shall signify his acceptance of the terms and conditions of this Agreement by giving written notice of such to the remaining Members in a form acceptable to said Members.

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ARTICLE 7

TAXES

7.1 Fiscal Year. The fiscal year of the Company shall begin on January 1st and shall be on a calendar year basis.

7.2 Tax Returns. The Manager shall cause to be prepared and filed all necessary federal and state tax returns and make all elections necessary or appropriate, and may retain a certified public accountant for that purpose.

7.3 Partnership Taxation. Neither the Company, nor any Member, may make an election for the Company to be excluded from the application of the provisions of Subchapter K (Partners & Partnership) of Chapter 1 (Normal Taxes & Surtaxes) of Subtitle A (Income Taxes) of the Internal Revenue Code or any similar provisions of applicable state law. The Members agree that for federal and state tax purposes the Company shall be qualified and shall operate as a partnership; however, for all other state law purposes the Company shall not be a partnership, but shall constitute a limited liability company.

ARTICLE 8

GOVERNING LAW AND ASSURANCES

8.1 Indemnification. The Company shall indemnify the Members or Manager (any such person is hereinafter referred to in this Section 8 as an “Indemnified Person”) against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person (“liabilities”), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Section 8, “Proceeding” or, in the plural, “Proceedings”), brought or threatened to be brought against such Indemnified Person by reason of the fact that he or she is or was serving in any such capacity.

8.2 Applicability; Survival. The provisions of Sections 8.1 shall be applicable to all Proceedings commenced after the date of this Agreement and arising out of acts or omissions which occur after the date hereof and shall continue as to a person who has ceased to be an Indemnified Person, and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.3 Non-Exclusivity. The indemnification of expenses provided by, or granted pursuant to, this Section 8, shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under this Agreement, under contract or otherwise.

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8.4 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware without regard to the rules of conflict of laws thereof.

8.5 Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

8.6 Sole Benefit of Members. The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

MEMBERS:

STARSTREAM ENTERTAINMENT, LLC

By:
Title:

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SCHEDULE A

Starstream Entertainment, LLC

100 Skypark Drive

Monterey, CA 93940

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